Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Celanese Corporation:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in accounting principle for the adoption of Financial Accounting Standards Board's Accounting Standards Update 2016-02, Leases.

/s/ KPMG LLP

Dallas, Texas
February 6, 2020